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                                                                      EXHIBIT 21

                  SUBSIDIARIES OF C.H. ROBINSON WORLDWIDE, INC.

     The Company's consolidated subsidiaries are shown below together with the percentage of voting securities owned and the state or jurisdiction of organization of each subsidiary. The names have been omitted for subsidiaries which, if considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary. Subsidiaries of subsidiaries are indented in the following table:

                                                                Percentage of
                                                              Outstanding Voting
Subsidiaries                                                   Securities Owned
------------                                                  ------------------

CHRW Holdings, Inc.                                                    100%
       (Minnesota)
       C.H. Robinson International, Inc.                               100%
           (Minnesota)
           C.H. Robinson Venezuela, C.A.                                51%
                 (Venezuela)
       C.H. Robinson de Mexico, S.A. de C.V.                           100%
           (Mexico)
       CHR Aviation, Inc.                                              100%
           (Minnesota)
       C.H. Robinson Company (Canada) Ltd.                             100%
           (Ontario, Canada)
       C.H. Robinson Company                                           100%
           (Delaware)
           Daystar-Robinson, Inc.                                      100%
                 (Delaware)
           Fresh 1 Marketing, Inc.                                     100%
                 (Minnesota)
           Preferred Translocation Systems, Inc                        100%
                 (Minnesota)
       Wagonmaster Transportation Co.                                  100%
           (Minnesota)
       Robinson Europe, S.A.                                           100%
           (France)
           Robinson-Transeco S.A.                                      100%
                 (France)
           Robinson Italia S.R.L                                        95%
                 (Italy)
       C.H. Robinson (UK) Limited                                      100%
           (United Kingdom)
       C.H. Robinson Poland Sp. Zo.o                                   100%
           (Poland)
       Comexter Trading S.A.                                           100%
           (Argentina)
       Comexter Cargo S.A.                                             100%
           (Argentina)
       Geotrade S.A.                                                   100%
           (Argentina)
       Comexter Trading Company                                        100%
           (Florida)
       Comexter Cargo, Inc.                                            100%
           (Florida)
       Norminter S.A.                                                  100%
           (France)
           Norminter (UK) Limited                                      100%
                 (United Kingdom)
           Norminter France SARL                                       100%
                 (France)
           Norminter Iberica                                            98%
                 (Spain)
           E.G.C. SARL                                                  46%
                 (France)
Payment & Logistics Services LLC                                       100%
       (Minnesota)
T-Chek Systems LLC                                                     100%
       (Minnesota)
Robinson Logistica Do Brasil Ltda.                                     100%
       (Brazil)